Exhibit 99.1

May 24, 2021
Mr. John Montgomery
Chief Executive Officer
Community Bank
100 N. Market Street
Carmichaels, PA 15320
Re:    Improving Financial Services Operations:
    The Banking Operations Factories (BOF) Initiative
    Phase II Banking Factory Implementation
Dear John:
Thanks again for the opportunity to continue to assist Community Bank (CBFV) with the design and implementation of automation-enabled banking “factories.” As discussed, The Lab has included our commitment to coordinate and collaborate with CBFV’s third-party service providers (e.g., Fiserv) to avoid costly duplication of effort. Also, in addition to attachments detailing The Lab’s standard project, performance and benefits reporting, this letter includes a provision for five more RPA bots at no charge to CBFV upon execution of both this engagement letter and that for the Lending Sales Factory (LSF) Initiative.
The Knowledge Work Standardization® (KWS), business intelligence (BI) and automation improvements (RPA and others) documented during Phase I can slash avoidable inbound errors (i.e., “NIGO”) and associated rework, boost operational performance, meaningfully improve customer experience and recoup scalable, productive capacity for CBFV. Based on the Phase I assessment, and with strong executive sponsorship from CBFV and support for the KWS, BI and automation improvements jointly designed for implementation, I am confident that CBFV can achieve the targeted scalable capacity benefits outlined at the conclusion of the Phase I A&D work effort (i.e., 10% to 32% across the enterprise, valued at $2.2M to $3.2M).
Proposal Documents
This letter and the enclosed proposal presentation document, entitled “Improving Financial Services Operations: The Banking Operations Factories (BOF) Initiative,” outline The Lab’s proposal to help CBFV design and implement banking factories. The Lab’s approach to project development and delivery is collaborative. Therefore, please review this proposal and give us your input. We can then make any adjustments necessary to ensure that the project precisely fits the needs of CBFV’s management team.
Project Objectives & Approach
For this proposal, we refer to the project as “The BOF Initiative.” The goal of the six-month work effort is to rapidly develop and successfully launch four major types of banking factories (item nos. 1 through 4 below, with associated scalable capacity figures):
1.    Branch Network Factory    17% to 25%
($660K to $980K)
2.    Lending Fulfillment Factory    5% to 32%
($775K to $1,155K)
3.    Back Office Factories    10% to 31%
($470K to $675K)
4.    Support Group Factories    10% to 15%
($230K to $340K)
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The project approach is designed to improve CBFV operations and provide your teams with the experience, knowledge and tools to sustain—and expand on—the standardization improvements, advanced BI analytics, work-activity automation and associated benefits delivered during the course of this initiative.
The Lab will coordinate with the CBFV project management team for the BOF Initiative to refine the implementation work plan and ensure that it fits their major objectives for the engagement. This includes development of robotic process automation (RPA) candidates, or “bots,” as jointly selected by CBFV and The Lab, as well as standardization and analytical improvements to support and enrich RPA by reducing human-input and related errors (i.e., “design for machinability”) and associated rework.
Project Timetable & Output
We understand that time is a consideration for the BOF Initiative, and we have designed the project accordingly. The project will be completed within approximately six months from receipt of written authorization. During this six-month period, The Lab will provide routine updates of our analytical findings and implementation progress.
The output, or “deliverables,” for the BOF Initiative are detailed below and in the proposal presentation document.
Three major categories of deliverables:
1.    Knowledge Work Standardization (KWS): The Lab will coordinate with CBFV to standardize business processes, work products and work activities to reduce avoidable errors and associated rework. Successful standardization requires timely action and aggressive involvement from CBFV project sponsors. These sponsorship requirements are detailed in the “CBFV: Sponsorship Requirements” section of this letter.
Typical KWS work products (“deliverables”) include:
A.    “Not-in-Good-Order” (NIGO) Inbound/Outbound Work Product Reduction: Documentation, reporting, prioritization and reduction of the major root causes of avoidable inbound errors (i.e., “not-in-good-order,” or NIGO, e.g., new customer account applications and similar) and “closed-loop” reporting with business partners (e.g., “upstream” retail branch associates and others). These focus attention on the major sources of avoidable work and promote collaborative, constructive mitigation efforts to pre-empt these errors.
B.    Intake/Entry Form Design & Documentation: Identification of and design specifications for front-end forms required to provide RPA bots with the “machinable” data required for successful, first-pass execution.
C.    Desktop Job Aids, Guides & Checklists: User-friendly desktop “placemats” designed, for example, to encourage the proper use of forms by employees (those designed to “feed” RPA processes) and also reduce inbound NIGO work product (e.g., incomplete loan maintenance requests).
2.    Business Intelligence (BI) Dashboards: BI dashboards provide performance data that enable management to “drill down” to the root causes of excess performance variance and standardize team operations to boost productivity, quality and service.
Typical BI improvements include:
A.    BI Performance Dashboards: Provide critical key performance indicators (KPIs) to monitor team and individual-employee performance, establish performance goals and document improvement requirements
B.    Standard, Data-Based Performance Management: Establish standard routines to monitor and review both team and individual-employee performance, including daily team performance reviews, visual management boards, short-interval follow-ups, data-based performance improvement plans and more
C.    Lean Operating Rules (LORs): Document internal best practices so that these can be shared easily among team members and new hires to standardize work activities based on the practices of high performers and boost productivity among lower performing team members
3.    RPA Bots (Up to 10): Low or medium complexity bots to automate repetitive, manual work. Up to ten (10) RPA candidates will be jointly selected by The Lab and CBFV in the first three to five weeks of the initiative.
Note: Bot development depends on timely access to required systems, applications, equipment, licenses, subject-matter experts, etc. During the first 4 weeks of the initiative, The Lab and CBFV will jointly confirm setup and installation of equipment, software, licenses, etc., required for bot development.

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Bonus RPA Bots (Up to 5): Upon execution of both this engagement letter (i.e., for the BOF Initiative) and the engagement letter for the Lending Sales Factories (LSF) Initiative (also dated May 24, 2021), The Lab will provide CBFV with “credit” for the development, testing and deployment (as outlined in the section entitled “Robot Development,” below) of up to five (5) additional RPA bots. The Lab will coordinate with CBFV to jointly select for development RPA candidates that will deliver major financial, operational or service-related benefits to CBFV, regardless of bot complexity or the CBFV organizational area, business process or function for which the bot is developed.
Robot Development
The robots included in the scope of the BOF Initiative will be developed by The Lab using RPA software purchased and provided on a timely basis by CBFV. Please note that RPA software-related costs are not included in this proposal.
To confirm that the bot scope and functionality outlined in each bot use case have been fulfilled by each completed bot, development of each bot is tightly managed. Each bot passes through regular “stage gates” for scoping, development, refinement, testing and hypercare (i.e., post-completion support), as summarized below (RPA Development Stage Gates 1 through 5).
To develop each of these bots, The Lab will conduct web-based recording sessions to document the keystroke-level details of how CBFV subject-matter experts currently perform the work. Based on this documentation, The Lab’s Houston-based RPA development team will then build and configure a prototype bot (“Version 1”) to replicate the keystrokes, including accessing the relevant CBFV systems and applications, to automate the documented activities.
The Lab and CBFV will jointly review each prototype bot to ensure that it accurately replicates the human work activities as documented by The Lab and CBFV subject-matter experts (SMEs).
RPA Development Stage Gates (Applies Individually to Each Bot)
1.    Bot Scoping: Complete all process documentation and gather initial requirements
(“bulk requirements gathering”).
2.    First-Look Demo (Version 1 Prototype): Demonstrate the prototype bot to SME(s) and gather additional requirements detail.
3.    Second-Look Demo (Version 2): Refine the bot’s functionality, demo and gather any “fine-tune” detail required to handle anticipated exceptions.
4.    Third- & Final-Look Demo (Version 3): Perform “final polish” and prepare the bot for production validation.
5.    Bot Completion & Production Validation (One-Week Test Period): Identify any unexpected exceptions with the bot’s operation and develop “patches” to handle these. A bot is considered “complete” after successful production validation. The completed bot and related documentation are then transferred to CBFV.
Upon bot completion and successful production validation, The Lab will assist CBFV with implementation of the completed bot in a “live” production environment (i.e., installed and operational).
At each stage gate, The Lab and CBFV will jointly review the documented requirements and agree on next steps. Attachment A provides a representative example of The Lab’s standard “deliverable sign-off” sheet, which is used throughout the engagement to document, track and manage bot development.
Post-Completion RPA Support & Service (i.e., after Stage Gate No. 5, above)
6.    Two-Week Hypercare Support (Included for Each Bot): The Lab goes beyond the industry-standard, post-completion support (or, “hypercare”) period of five days to deliver a full two weeks of support at no added cost to our clients. During this two-week period, The Lab will monitor bot performance and apply patches as needed to ensure that the bot successfully functions and interacts with CBFV systems without adverse consequences.
7.    Post-Hypercare Support for System Updates & Break/Fix Support (Optional): Many clients new to RPA are understandably concerned about their organization’s ability to handle changes or updates to operating systems, software, applications and related “tools” that may interrupt successful operation of one or more bots. Based on The Lab’s experience, these interruptions are typically minor and easily corrected. Nevertheless, The Lab offers clients optional RPA support services, billed at standard hourly rates, for troubleshooting, adjusting or altering the functionality of a previously completed bot.
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8.    Post-Completion Bot Enhancements (Optional): Given the relative novelty of RPA, many client teams increase their RPA “maturity” level dramatically during The Lab’s engagements. As these teams become more familiar with RPA, they frequently identify organization-specific enhancements that can increase the value of completed bots. For any such enhancements or other alterations to the scope of a completed bot, The Lab will prepare an estimate for the work and submit this as a formal change order for CBFV review and approval before work begins.
Fees & Expenses
The BOF Initiative requires the services of our professional staff, working remotely over a continuous 6-month period for a fee of $1,048,500 (one million, forty-eight thousand, five hundred dollars). Document production costs, based on The Lab’s standard templates, are included.
This fee excludes project expenses, which consist of travel, lodging and meals (no travel expected), sales tax (if applicable) and any fees related to payment of The Lab’s invoices (e.g. cash discounts, credit card and purchase program fees). This figure also excludes robotic process automation (RPA) license costs (if needed).
In accordance with our usual practice, we will invoice CBFV in six (6) installments as detailed in the schedule below.

Invoice Schedule
Installment	1	2	3	4	5	6
Week	1	5	9	13	17	21
Due	Upon receipt	30 days	30 days	30 days	30 days	30 days
Amount	$174,750	$174,750	$174,750	$174,750	$174,750	$174,750
					Total: $1,048,500
Should any travel be required, and mutually agreed to by CBFV and The Lab, The Lab will submit the cost of travel, lodging and meals for field consultants in accordance with the applicable expense guidelines and documentation requirements provided by CBFV. The Lab’s consultants will comply with all relevant policies and take advantage of all applicable CBFV-related discounts and programs. We will invoice these expenses “at cost,” i.e., with no mark-up.
The Lab’s Self-Funding Performance Guarantee
The Lab guarantees that the BOF-generated financial benefits realized during the first full calendar year following the completion of the Implementation Phase will, at minimum, equal the CBFV investment in related professional fees and expenses. If the improvement program fails to deliver savings at least equal to our fees in the first full year, The Lab will continue working without charge until it does, or refund a pro rata portion of the fees.
This guarantee is based on The Lab’s continued involvement during the Implementation Phase of the work, and CBFV’s adherence to the practices, principles and changes that are agreed upon for implementation, which include timely action by CBFV for key milestones, in collaboration with The Lab.
Anticipating Late-Stage, Bot-Scope Changes
During the scoping phase for each bot (i.e., stage gate 1), and based on our experience with comparable clients and operations, The Lab team will provide guidance and suggestions to CBFV associates to maximize bot value and minimize late-stage, bot-scope changes. Despite rigorous documentation and sign-off, however, as front-line SMEs become increasingly familiar with RPA, they often identify additional valuable opportunities for bot upgrades after stage gate 1.
This “late-stage” input from front-line technology users is not unique to RPA; it occurs with most technologies. These users, however, play a pivotal role in deriving value from RPA investment, more so than with conventional, centralized technologies and systems. Put simply, front-line users love bots and this love grows with use. As they become more comfortable with RPA, front-line associates typically begin to identify other work activities for automation, additional ways to simplify business processes or other systems that can be better integrated with RPA. Front-line enthusiasm also accelerates buy-in for RPA and its benefits for workers across the organization.
While such late-stage changes increase the value of a bot, these also add new development requirements that increase the complexity and scope (additional cost). Because The Lab’s clients prefer proposals based on frugal, fixed fees, late-stage scope changes are handled through individual, jointly developed change orders. The Lab will submit a complete and detailed change order for CBFV’s written approval before any additional development work begins on previously completed stage gates.
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Based on The Lab’s experience implementing a similar number of RPA bots with comparable clients, these late- stage changes typically add less than 10% to the total cost of the engagement. Actual costs depend, of course, on the specific changes requested. The Lab will work proactively with the CBFV team to minimize these engagement- related change orders. See Attachment B for a representative example of The Lab’s standard change order template.
CBFV: Sponsorship Requirements
Successful, timely RPA development & process standardization require above-average levels of coordination and collaboration across the business, the IT organization and The Lab. Continuous, executive-level sponsorship at CBFV is required to achieve this above-average collaboration.
Consequently, the BOF Initiative is predicated on CBFV’s timely delivery and ongoing maintenance of five crucial sponsorship support requirements:
1.    Aggressive and continued sponsorship of process standardization activities to “clear the path” for RPA/BI deployment and pre-empt or overcome organizational delays, reluctance or resistance, including:
•    Clearly and openly supporting the implementation of standardization improvements and related assets
•    Enforcing the use of the tools designed & deployed to support RPA (e.g., standard forms, job aids, checklists, etc.)
•    Reviewing, approving and executing recommended actions and work plans
•    Avoiding excessive, immaterial data analysis (e.g., time studies, “analysis paralysis” and similar false precision)
•    Actively removing roadblocks or delays as they arise (e.g., system access, license procurement, info security, organizational resistance, etc.)
2.    A single point of contact within the CBFV IT organization for the BOF Initiative. This IT representative must be empowered to:
•    Provide access and direct connections to required internal data sources and related assets (databases, etc.).
•    Manage system access and promptly resolve related requests arising from the collaborative RPA/BI development activities.
3.    Rapid access to operating systems for robot development and testing, and turnaround times of twenty-four (24) to forty-eight (48) hours for system or data access and related requests.
4.    A “fast-track” resolution process that promptly highlights and constructively resolves the typical system- or data-access delays and other issues that routinely jeopardize RPA/BI development and testing.
5.    Provision of a sufficient number of virtual machines for the BOF Initiative to avoid the capacity bottlenecks between RPA development and testing efforts that frequently delay these projects.
At the beginning of the engagement, The Lab will provide CBFV with documented requirements to ensure effective RPA development efforts at both CBFV and The Lab. These requirements will be jointly reviewed and updated continuously throughout the engagement.
Third-Party Coordination and Collaboration
As always, The Lab will coordinate with, and build upon, all existing data and related work at CBFV to garner internal support and avoid costly duplication of effort. Throughout Phase II—and as directed by CBFV—The Lab will:
1.    Provide requirements, based on The Lab’s work effort, for design and installation of core functions and related technology or systems upgrades to CBFV’s third-party service providers (or “TSPs,” e.g., Fiserv and others)
2.    Meet and coordinate with TSPs and others to confirm or refine these requirements
3.    Collaborate with TSPs and others to rapidly resolve substantive conflicts between these requirements and technology/systems capabilities
4.    Advise CBFV and TSPs of delays or other impediments that may affect the project schedule and escalate any such issues as necessary
5.    Notify TSPs promptly after discovery of any information known or suspected to substantively change TSP’s work effort
6.    Fulfill other reasonable requests by CBFV or TSPs to support design and installation of technology/systems upgrades associated with the scope of the BEI Phase II work effort
To support effective collaboration efforts, CBFV may be required to use their leverage, as a customer of a TSP, to ensure that a TSP meets and communicates effectively with The Lab team, incorporates the requirements described above and provides constructive and timely feedback or responses as necessary.
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Project Reporting, Notification & Termination
Throughout the engagement, The Lab and CBFV will conduct regularly scheduled, monthly reviews to document deliverable progress, assess performance and make any adjustments necessary to the project scope and work plan. Any such changes will be jointly documented and agreed to by The Lab and CBFV.
These regular reviews include updates regarding CBFV operational performance (by enterprise, business line, functional group, etc.), based on The Lab’s templates, as well as the associated financial, operational and service-related benefits. The Lab’s templates track major Phase II improvements and benefits through sequential “stage gates,” from initial implementation to full monetization of productivity and organizational capacity improvement. Throughout Phase II, The Lab will provide CBFV business area leadership and executives with options for realizing these benefits and support CBFV executives in making and executing the decisions necessary to monetize the financial benefits. Attachments C to E provide a few examples of The Lab’s standard progress and output reporting documentation.
As each deliverable is completed, The Lab will submit these to CBFV, along with the associated deadlines for CBFV’s final review and approval (typically 5 to 10 business days). CBFV will designate a single point of contact responsible for notifying The Lab in writing in a timely manner of any perceived shortfalls in the deliverables, benefits progress or other insufficiencies in milestones that will cause payment to be delayed.
If CBFV provides no written notification of any perceived shortfalls, the completed deliverable will be deemed to be accepted by CBFV after the expiration of the associated notification period (again, typically 5 to 10 business days after submission to CBFV). Likewise, The Lab will inform a single, designated CBFV representative in a timely manner of any perceived insufficiencies that may jeopardize achievement of project milestones. CBFV and The Lab agree to rapidly and jointly resolve any perceived insufficiencies raised by either party, that jeopardize successful deliverable development and project completion.
Either party may terminate this project at any time with six weeks’ written notice. If the project is terminated before completion, The Lab will continue to work through the termination date (i.e., six weeks after notice), The Lab’s self-funding guarantee will be canceled and CBFV will not be liable for fees or expenses beyond the termination date.
Next Steps
To approve this proposal in its current form, simply sign below and return one copy to us. The Lab accepts signed engagement letters, including attachments, exhibits and related, accompanying documents, as project contract documents. Alternatively, we can begin work with your company’s procurement team to complete and execute the CBFV-required contract documentation.
John, we are excited about the possibility of working with Community Bank on this important project. If you have any questions about this proposal, please contact me directly at 201.526.1215.
Sincerely,    For Community Bank:

/s/ William F. Heitman    /s/ John H. Montgomery

William F. Heitman    John H. Montgomery
Managing Director                    President and Chief Executive Officer
                    Date: 5/24/2021
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